EXHIBIT 10.23

SM ENERGY COMPANY

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) is made effective as of ___________ (the “Award Date”), by and between SM Energy Company, a Delaware corporation (the “Company”), and the “Participant” (identified below) to whom restricted stock units have been awarded under the Company’s Equity Incentive Compensation Plan, as amended (the “Plan”). Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan.

Pursuant to the terms of the Plan and this Agreement, as of the Award Date, the Company has made the following award (the “Award”) to the Participant of restricted stock units (the “Units”):

Participant:

Units Awarded:

ARTICLE I

RESTRICTED STOCK UNITS

1.1    Units. Each Unit represents the right to receive one share of the Company’s common stock, $.01 par value per share (sometimes referred to herein as the “Common Stock”), to be delivered upon settlement of the Units as set forth in Section 1.3 below, subject to the terms and conditions set forth in the Plan and this Agreement. Any Common Stock that is issued pursuant to any provision of this Agreement may be referred to in this Agreement as a “Share” or “Shares.”

1.2    Vesting of Units.

(a)    Vesting. Subject to the provisions contained herein, the Units shall vest as follows (the “RSU Vesting Schedule”):

1/3rd on __________
1/3rd on __________
1/3rd on __________

In addition, the Units may become fully vested or be forfeited under certain circumstances specified in this Agreement. As of the Award Date, the Participant must be an employee of the Company or a subsidiary thereof. If the Participant ceases to be an employee of the Company or a subsidiary thereof prior to the vesting of all of the Units pursuant to the RSU Vesting Schedule, the Participant shall forfeit the remaining unvested Units under the Award, except as otherwise provided in this Section 1.2 and Section 1.5.

(b)    Acceleration Upon Death or Total Disability. The Units shall become fully vested, notwithstanding any other provision of this Section 1.2, upon termination of the Participant’s employment with the Company or a subsidiary thereof because of death or Total Disability (as defined below).

(c)    For purposes of this Agreement, “Total Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, by reason of which the Participant is unable to engage in any substantial gainful activity or is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

(d)    Pro Rata Vesting. If the Participant is at least sixty (60) years of age as of the Award Date, then notwithstanding Section 1.2(a), the Units shall vest as follows (the “Pro Rata Vesting Schedule”):

__________ 1/6th
__________ 1/6th
__________ 1/6th
__________ 1/6th
__________ 1/6th

__________ 1/6th

If the Participant ceases to be an employee of the Company or a subsidiary thereof prior to the vesting of all of the Units pursuant to the Pro Rata Vesting Schedule, the Participant shall forfeit the unvested Units under the Award, except as otherwise provided in this Section 1.2 and Section 1.5.

(e)    Termination for Cause. Notwithstanding any other provision of this Section 1.2, the Participant shall forfeit any unvested and unsettled Units under this Award upon the termination of the employment of the Participant by the Company or a subsidiary thereof for cause, which term is specifically not capitalized as such term is in Section 1.5(a) of this Agreement, it being the specific intent of the Company and the Participant that “cause” in this instance shall be broadly defined as any event, action, or inaction by or attributed to the Participant that could reasonably be the basis for an employer to terminate the employment of the affected individual.

1.3    Settlement of Units.

(a)    RSU Vesting Schedule Settlement. The portion of the Units that vest on a particular vesting installment date pursuant to Section 1.2(a) shall be settled on such vesting installment date, provided that such portion of the Units has not been previously terminated.

(b)    Accelerated Settlement. In the event of acceleration of the vesting of the Units pursuant to Section 1.2(b), the Units will be settled within thirty (30) days following the Participant’s termination of employment with the Company.

(c)    Pro Rata Vesting Settlement. In the event that the Units vest pursuant to Section 1.2(d), the portions of Units that are vested shall be settled on the earlier to occur of (i) within thirty (30) days following termination of the Participant’s employment with the Company or (ii) the next applicable date set forth in the RSU Vesting Schedule in Section 1.2(a).

(d)    For purposes of this Agreement, “RSU Settlement Date” means each date upon which Units are settled pursuant to Sections 1.3(a), 1.3(b) or 1.3(c).

(e)    Settlement of the vested Units may be made (i) solely through the issuance of Shares or (ii) at the mutual election of the Participant and the Company, in a combination of Shares and cash. The cash value of Units settled in cash shall be based on the closing price of a Share as reported on the New York Stock Exchange or other applicable public market on the trading day corresponding to the RSU Settlement Date. Upon the settlement of the Units through the issuance of Shares, the Company shall deliver to the Participant evidence of book-entry Shares. The Shares shall not be subject to any holding or transfer restrictions after settlement of the Units. The Participant shall not be permitted to elect to further defer settlement beyond the RSU Settlement Date.

1.4    Transfer Restrictions. Outstanding Units that have not been settled shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise alienate or encumber such Units or the Shares issuable in settlement thereof, other than (i) to the person or persons to whom the Participant’s rights under such Units pass by will or the laws of descent and distribution, (ii) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Units by gift, (iii) to the legal representative of any of the foregoing, or (iv) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Internal Revenue Code of 1986, as amended (the “Code”), or a similar order or agreement pursuant to state domestic relations law (including a community property law) relating to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant. Any such transfer shall be made only in compliance with the Securities Act of 1933 and the requirements therefor as set forth by the Company. Any attempted transfer in contravention of the foregoing provisions shall be null and void and of no effect.

1.5    Change of Control Termination.

(a)    Vesting Upon Change of Control Termination. Notwithstanding any other provision of this Agreement, the Units shall become fully vested upon a Change of Control Termination. For purposes of this Agreement, a “Change of Control Termination” occurs upon the termination of the Participant’s employment with the Company or a subsidiary or successor thereof in the event that (i) a Change of Control (as defined in the Plan) of the Company occurs, and (ii) the Participant’s employment with the Company or a subsidiary or successor thereof is subsequently terminated without Cause (as defined below) or the Participant terminates his or her employment with the Company or a subsidiary or successor thereof for

Good Reason (as defined below), and such termination of employment occurs prior to the normal completion of vesting of the Units. The normal vesting and settlement provisions in Article I of this Agreement shall not be affected by the first sentence of this subsection if a Change of Control of the Company occurs but there is not also a Change of Control Termination with respect to the Participant’s employment with the Company or a subsidiary or successor thereof on or before the date on which the Units become fully vested as provided in Section 1.2 above. If the Participant has entered into a separate written Change of Control Executive Severance Agreement or Change of Control Severance Agreement (with either to be subsequently referred to herein as a “Change of Control Severance Agreement”) with the Company, the terms “Cause” and “Good Reason” used herein shall have the meanings set forth in such Change of Control Severance Agreement. If the Participant has not entered into a separate written Change of Control Severance Agreement, the terms “Cause” and “Good Reason” used herein shall have the meanings set forth in the Company’s Change of Control Severance Plan (the “Change of Control Severance Plan”).

(b)    Settlement upon Change of Control Termination. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control Termination with respect to the Participant’s employment with the Company or a subsidiary thereof as set forth in Section 1.5(a) above, the vested Units shall be settled either in Shares or in cash of equivalent value, as determined by the Compensation Committee of the Board of Directors (the “Committee”) or other duly authorized administrator of the Plan, in its discretion, within thirty (30) days following the effective date of the Change of Control Termination; provided, however, that the time and manner of such settlement shall comply with the Section 409A Six-Month Waiting Period, as defined in Section 2.11 of this Agreement.

ARTICLE II

GENERAL PROVISIONS

2.1    Adjustments Upon Changes in Capitalization. In the event that a stock split, reverse stock split, stock dividend, or other similar change in capitalization of the Company occurs, the number and kind of Shares that may be issued under this Agreement and that have not yet been issued shall be proportionately and appropriately adjusted.

2.2    No Dividend Equivalents or Stockholder Rights Until Shares Issued. The Units shall not be credited with Dividend Equivalents. In addition, the Participant shall have no voting, transfer, liquidation, or other rights of a holder of Shares with respect to the Units until such time as Shares, if any, have been issued by the Company to the Participant in settlement of the Units. Until the Units are settled or terminated, they will represent only bookkeeping entries by the Company to evidence unfunded and unsecured obligations of the Company.

2.3    Notices. Any notice to the Participant relating to this Agreement shall be in writing and delivered in person, by mail, or by email transmission to the address or addresses on file with the Company. Any notice to the Company shall be in writing and delivered in person or by mail to the Company at the address below, and specifically directed to the attention of the General Counsel with a copy to the Human Resources Department. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

If to the Company:
SM Energy Company
1700 Lincoln Street, Suite 3200
Denver, CO 80203
Attention: General Counsel

With a copy to:
SM Energy Company
1700 Lincoln Street, Suite 3200
Denver, CO 80203
Attention: Human Resources Department

2.4    Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and the Participant’s heirs, legal representatives, and permitted transferees. This Agreement and the Plan shall be the sole and exclusive source of any and all rights that the Participant and the Participant’s heirs, legal representatives, and permitted transferees may have with respect to this Award, the Units, and the Plan.

2.5    Resolution of Disputes. Any dispute or disagreement that arises under, or is a result of, or in any way relates to, the interpretation, construction, or applicability of this Agreement shall be resolved as determined by the Committee, or the Board of Directors of the Company (the “Board”), or by any other committee appointed by the Board for such purpose. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

2.6    Controlling Documents. The provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any inconsistency between this Agreement and the Plan, the Plan shall control.

2.7    Amendments. This Agreement may be amended only by a written instrument executed by both the Company and the Participant.

2.8    No Right of Participant to Continued Employment. Nothing contained in this Agreement or the Plan shall confer on the Participant any right to continue to be employed by the Company or any subsidiary thereof, or shall limit the Company’s right to terminate the employment of the Participant at any time.

2.9    Vesting Dates and Settlement Dates. In the event that any vesting date, settlement date, or any other measurement date with respect to this Award does not fall on a business day, such date shall be deemed to occur on the next following business day.

2.10    Tax Withholding. The Company may make such provisions and take such steps as it deems necessary or appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether Federal, state, or local, to withhold in connection with the Units or Shares subject to this Agreement. The Participant shall elect, prior to any tax withholding event related to this Award and at a time when the Participant is not aware of any material nonpublic information about the Company and the Participant would be permitted to engage in a transaction in the Company’s securities under the Company’s Securities Trading Policy, whether the Participant will satisfy all or part of such tax withholding requirement by paying the taxes in cash or by having the Company withhold Shares having a fair market value equal to the minimum statutory withholding that may be imposed on the transaction (based on minimum statutory withholding rates for Federal, state, and local tax purposes, as applicable, that are applicable to such transaction). The Participant’s election shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. If the Participant fails to make an election, the Company will withhold Shares having a fair market value equal to the minimum statutory withholding that may be imposed on the transaction, as provided above. For purposes of tax withholding pursuant to this Section 2.10, unless applicable laws and regulations dictate otherwise, the Company shall determine fair market value based on the closing price of a Share as reported on the New York Stock Exchange or other applicable public market on the business day immediately preceding the applicable RSU Settlement Date.

2.11    Compliance with Section 409A of the Code. Notwithstanding any provision in this Agreement to the contrary, to the extent that this Agreement constitutes a nonqualified deferred compensation plan or arrangement to which Section 409A of the Code applies, the administration of this Award (including the time and manner of payments under the Award and this Agreement) shall comply with Section 409A of the Code. In connection therewith, any settlement or payment to the Participant with respect to the Award under this Agreement which Section 409A(a)(2)(B)(i) of the Code indicates may not be made before the date which is six months after the date of the Participant’s separation from employment service (the “Section 409A Six-Month Waiting Period”), as a result of the fact that the Participant is a specified key employee referred to in Section 409A(a)(2)(B)(i) of the Code, shall not occur or be made during the Section 409A Six-Month Waiting Period but rather shall be delayed, if such settlement or payment would otherwise occur during the Section 409A Six-Month Waiting Period, until the expiration of the Section 409A Six-Month Waiting Period. Except as provided under Section 1.2(a), the Participant will not be considered to have a termination of employment or separation from employment under this Agreement unless the termination of employment or separation from employment constitutes a “separation from service” under Treasury Regulation Section 1.409A‑1(h).

2.12    Personal Data. The Participant hereby consents to the collection, use, and transfer, in electronic or other form, of the Participant’s Personal Data by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Company holds, or may receive from any agent designated by the Company, certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security insurance number or other identification number, salary, nationality, job title, any shares of Common Stock held, details of this Award and any other rights to shares of Common Stock awarded, canceled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of implementing, administering, and managing the Plan, including complying with applicable tax and securities laws (the “Personal Data”). The Personal Data may be transferred to any third parties assisting in the implementation, administration, and management of the Plan. The Participant authorizes such recipients of the Personal Data to receive, possess, use, retain, and transfer the Personal Data, in electronic or other form, for the purposes described above, and the Participant hereby releases the Company and its affiliates from any of the Participant’s claims related to the use or disclosure of such Personal Data. The Participant may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data, or refuse or withdraw the consents herein, in any case without cost, by contacting the Corporate Secretary of the Company in writing. Any such refusal or withdrawal of the consents herein may affect the Participant’s ability to participate in the Plan.

2.13    Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to this Award, or any future awards that may be granted under the Plan, by electronic means, or request the Participant’s consent to participate in the Plan or other authorizations from the Participant in connection therewith by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

2.14    Receipt of Award and Related Documents. The Participant hereby acknowledges the receipt, either directly or electronically, of the Award, a copy of the Plan, and a prospectus for the Plan.

2.15    Execution and Counterparts. This Agreement may be executed in counterparts. Execution of this Agreement may be evidenced by any appropriate form of electronic signature or affirmative email or other electronic response attached to or logically associated with such written instrument, which is executed or adopted by a party with an indication of the intention by such party to execute or adopt such instrument for purposes of execution hereof.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have caused this Restricted Stock Unit Award Agreement to be entered into effective as of the Award Date.

COMPANY:

SM ENERGY COMPANY,
a Delaware corporation

By: _________________________________________
Printed Name: James B. Lebeck
Title: Senior Vice President and General Counsel
Date Signed: ________________

PARTICIPANT:

Signature: __________________________________
Printed Name: